                                                                   Exhibit 9.1


                             STOCKHOLDERS AGREEMENT

      This STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of October 15, 2002, among Golfsmith International Holdings, Inc., a Delaware corporation (the "COMPANY"), Atlantic Equity Partners III, L.P., a Delaware limited partnership (the "INVESTOR"), and the Management Stockholders (defined as those signatories listed under the heading "Management Stockholders" on the signature pages hereto, or who subsequently execute a Management Stockholder Joinder, each individually, a "MANAGEMENT STOCKHOLDER" and collectively, the "MANAGEMENT STOCKHOLDERS"). The Investor and the Management Stockholders are collectively referred to as the "STOCKHOLDERS" and individually as a "STOCKHOLDER". Capitalized terms used herein are defined in Annex I attached hereto.

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of September 23, 2002, among the Company, Golfsmith International, Inc., a Delaware corporation ("GOLFSMITH"), and BGA Acquisition Corporation, a Delaware corporation, (as amended or otherwise modified from time to time, the "MERGER AGREEMENT"), certain Stockholders will receive Stockholder Shares; and

      WHEREAS, as a condition precedent to the merger contemplated by the Merger Agreement (the "MERGER") and the consummation of the other transactions in connection therewith, the Company and the Stockholders, respectively, have agreed to enter into this Agreement for the purpose of, among other things, (i) imposing restrictions on certain Transfers of Stockholders Shares, (ii) establishing the composition of the Company's board of directors (the "BOARD"), and (iii) establishing certain other rights and obligations between the Company and the Stockholders regarding the Stockholder Shares and other securities of the Company;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      SECTION 1.  RESTRICTIONS ON TRANSFER.

            (a)   Retention of Shares.

      (i) No Management Stockholder shall sell, transfer, pledge, assign or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) ("TRANSFER") any interest in any Stockholder Shares except (x) in compliance with Section 1(b) of this Agreement, (y) pursuant to
            Section 1(c), Section 1(d) or Section 3 of this Agreement or (z) in a Public Sale or a Sale of the Company (each of the exceptions listed in the subsections (y) and (z) of this paragraph shall hereinafter be referred to as an "EXEMPT TRANSFER").

      (ii) The Investor shall not Transfer any interest in any Stockholder Shares except to the extent permitted by Section 1(c) or an Exempt Transfer.

      (iii) Anything contained herein to the contrary notwithstanding, no Transfer of Stockholder Shares pursuant to this Section 1 (other than with respect to a Sale of the Company or a Transfer pursuant to
            Section 1(d) of this Agreement) shall be made for any consideration other than cash or Marketable Securities payable upon consummation of such Transfer, unless such consideration is approved, in writing, by the Investor.

            (b) Procedures for Transfers by Management Stockholders; Rights of First Refusal.

      (i) Prior to making any Transfer other than an Exempt Transfer, any Management Stockholder desiring to transfer Stockholder Shares (the "TRANSFERRING MANAGEMENT STOCKHOLDER") shall give prior written notice (the "MANAGEMENT STOCKHOLDER SALE NOTICE") to the Company and the Investor stating such Transferring Management Stockholder's bona fide intention to transfer such Stockholder Shares (the "MANAGEMENT STOCKHOLDER OFFERED SHARES"). The Management Stockholder Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed Transfer. The Transferring Management Stockholder shall not consummate any Transfer until 30 days after the Management Stockholder Sale Notice has been given to the Company and the Investor, unless the parties to the Transfer have been finally determined pursuant to this Section 1(b) prior to the expiration of such 30-day period.

      (ii) Upon receipt of the Management Stockholder Sale Notice, the Company shall have the irrevocable option to purchase all or any portion of the Management Stockholder Offered Shares to be transferred by the Transferring Management Stockholder upon the same terms and conditions as those set forth in the Management Stockholder Sale Notice. Such option shall be exercisable by delivery of a written notice of such election to the Transferring Management Stockholder and the Investor within 15 days after the Management Stockholder Sale Notice has been given to the Company.

      (iii) If the Company elects not to exercise its option to participate in the purchase of the Management Stockholder Offered Shares (or elects to purchase less than all of the Management Stockholder Offered Shares), the Investor may elect to purchase all, but not less than all, of the Management Stockholder Offered Shares not purchased by the Company upon the same terms and conditions as those set forth in the Management Stockholder Sale Notice by giving written notice of such election to the Transferring Management Stockholder within 30 days after the Management Stockholder Sale Notice has been given to the Investor.

      (iv) Unless the Company and the Investor have collectively elected to purchase all of the Management Stockholder Offered Shares, the Transferring Management Stockholder may transfer (subject to all other provisions and requirements of this Agreement) to the transferee(s) specified in the Management Stockholder Sale Notice all of the Management Stockholder Offered Shares at a price and on terms no more favorable to the transferee(s) thereof than specified in the Management Stockholder Sale Notice during the 30-day period immediately following the expiration of the 30-day notice period required in Section 1(b)(iii); provided, that any such transferee(s) shall execute, prior to consummation of such Transfer, a joinder in the manner described in Section 8 below. In the event that the Management Stockholder Offered Shares are not transferred by the Transferring Management Stockholder during such subsequent 30-day period, the right of the Transferring Management Stockholder to transfer such Management Stockholder Offered Shares shall expire and the obligations of this Section 1(b) shall be reinstated.

      (v) All other provisions of this Section 1(b) notwithstanding, if the Board reasonably determines in good faith, that a prospective transferee is a Competitor, the Transferring Management Stockholder shall not transfer its Stockholder Shares to such prospective transferee.

            (c)   Co-Sale Rights with Respect to Investor's Shares.

      (i) In the event that the Investor proposes to make a Transfer of Stockholder Shares (other than pursuant to an Exempt Transfer), the Investor shall give at least 30 days prior written notice (an "INVESTOR SALE NOTICE") to the Management Stockholders, which notice shall include the terms and conditions of such proposed Transfer, including the identity of each prospective transferee, and confirm that the offer to purchase such Stockholder Shares is irrevocable for at least 30 days. Each Management Stockholder may, within 30 days of the receipt of the Investor Sale Notice, give written notice (a "TAG-ALONG NOTICE") to the Investor, which notice shall indicate that such party (each, a "TAG-ALONG STOCKHOLDER") wishes to participate in such proposed Transfer and shall specify the number of Stockholder Shares such Tag-Along Stockholder desires to include in such proposed Transfer. If a Tag-Along Stockholder gives the Investor a timely Tag-Along Notice, the Investor shall use all reasonable efforts to cause each prospective transferee to agree to acquire all Stockholder Shares identified in such Tag-Along Stockholder's Tag-Along Notice (the "TAG-ALONG SHARES") upon the same terms and conditions as set forth in the Investor Sale Notice. If a Management Stockholder fails to give the Investor a timely Tag-Along Notice with respect to the Transfer proposed in the Investor Sale Notice, such party shall thereafter forfeit its right to participate in such proposed Transfer. The Investor may transfer the Stockholder Shares specified in the Investor Sale Notice on the terms and conditions set forth in the Investor Sale Notice for a period of 60 days after expiration of the time period during which the Management Stockholders could have exercised their rights under this Section l(c).

      (ii) If such prospective transferee will not acquire all of the Tag-Along Shares upon such terms, then the Investor may elect either to cancel such proposed Transfer or to allocate the maximum number of Stockholder Shares that each prospective transferee is willing to purchase among the Investor and the Tag-Along Stockholders based on each such party's relative percentage ownership of the Company (on a Fully-Diluted Basis). For the avoidance of doubt, if the prospective transferee is not willing to purchase such Tag-Along Shares pursuant to the terms of this Section 1(c), then the Investor shall not transfer any Stockholder Shares to such prospective transferee.

      (iii) If a Tag-Along Stockholder elects to sell less than its allocable number of Stockholder Shares in accordance with the foregoing paragraph, then such number of Stockholder Shares elected not to be sold shall be allocated among the Investor and the remaining Tag-Along Stockholders based on each such party's relative percentage ownership of the Company (on a Fully-Diluted Basis).

      (iv) Notwithstanding anything to the contrary contained in this Section 1(c), the restrictions on Transfer set forth in this Section l(c) shall not apply with respect to any Exempt Transfer by the Investor.

            (d) Permitted Transfers of Stockholder Shares; Restrictions on Transfers of Stockholder Shares.

      (i) The restrictions contained in Section 1(b) shall not apply with respect to any Transfer of Stockholder Shares to any member of a Management Stockholder's Family Group.

      (ii) The provisions contained in Section 1(c) shall not apply with respect to any Transfer of Stockholder Shares by the Investor to (A) any employee or director of the Company, the Investor or First Atlantic Capital Ltd. or (B) any member of Investor's Group.

      (iii) The rights and restrictions contained in this Agreement shall continue to be available and applicable to the Stockholder Shares after any such Transfer permitted under this Section 1(d); and the transferees of such Stockholder Shares shall agree in writing in advance with the parties hereto to be bound by and comply with the provisions of this Agreement affecting the Stockholder Shares so transferred (and to execute the appropriate joinder agreement pursuant to Section 8 hereof) and to be deemed a Stockholder for all purposes of this Agreement.

      SECTION 2.  ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

            (a) Legend. The certificates representing the Stockholder Shares shall bear a legend substantially similar in all material respects to the following:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON OCTOBER __, 2002, HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES

            LAWS OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS DATED AS OF OCTOBER __, 2002, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) Opinion of Counsel. Unless the requirements of this Section 2(b) are waived by the Company with respect to a Transfer, no Stockholder may consummate a Transfer of any Stockholder Shares to any person that is not a party to this Agreement (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company, if requested by the Company, an opinion of counsel reasonably acceptable in form and substance to the Company that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

            (c) Transfers In Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares (or in case of the Investor, the Transferee Partnership) in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such stock for any purpose.

            (d) Pledges and Realization. Notwithstanding any other provision of this Agreement to the contrary, a Management Stockholder may not pledge any Stockholder Shares except to the Company without the prior written consent of the Investor.

            (e) Competitors. Notwithstanding any other provision of this Agreement to the contrary, no Transfer of Stockholder Shares (other than pursuant to a Public Sale or a Sale of the Company) shall be made to any Person that the Board reasonably determines in good faith is a Competitor.

      SECTION 3.  SALE OF THE COMPANY.

            (a) Approved Sale. If (i) a majority of the Board and the Investor approve a Sale of the Company (an "APPROVED SALE") and (ii) the holders of Stockholder Shares will receive cash or Marketable Securities or any combination thereof in connection with such Sale of the Company, then all of the remaining holders of Stockholder Shares shall consent to and raise no objections to or against the Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation of the Company or sale of all or substantially all of the assets of the Company (determined on a consolidated basis), each holder of Stockholder Shares shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) sale of Shares, the holders of Stockholder Shares shall agree to sell their Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the voting power of the Shares. The holders of Stockholder Shares shall take all necessary and desirable actions, as reasonably directed by the Investor, in connection with the consummation of the Approved Sale including, but not limited to, the execution of such agreements and such instruments and other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 3(b).

            (b) Conditions to the Obligations of Holders of Stockholder Shares with respect to an Approved Sale. The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of Shares shall receive the same proportion (without giving effect to any tax consequences of the Approved Sale to such holders) of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation, (ii) if any holders are given an option as to the form and amount of consideration to be received, each holder of Shares will be given the same option, (iii) subject to the terms and conditions of any stock option plan or similar equity-based incentive or benefit plan of the Company adopted and approved by the Board and any applicable stock option, unit or warrant agreement or other similar agreement, all holders of rights to acquire Shares (to the extent such rights are vested) shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such Approved Sale as holders of Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the consideration a holder of such Shares would receive in connection with the Approved Sale less the exercise price per Share by (2) the number of Shares represented by such rights, and (iv) no Stockholder will be entitled to receive any economic benefits with respect to such Stockholder's Shares (other than in connection with market rate benefits pursuant to such Stockholder's employment with or engagement by the Company) which are not made available on a pro rata basis to all the other Stockholders (except that this provision shall not apply to market rate fees for advisory, accounting, legal or other services rendered for or on behalf of the Company by a Stockholder who has been engaged by the Board for such purpose); (v) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Stockholder shall be obligated to pay any portion of the expenses incurred in connection with a consummated Approved Sale (costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder); and (vi) no Stockholder shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow of consideration proportionate to the amount receivable under this Section 3) in connection with the Approved Sale, other than those representations, warranties and indemnities concerning each Stockholder's valid ownership of shares of capital stock, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Stockholder's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement to which such Stockholder is a party or its assets are bound.

      SECTION 4.  REPURCHASE OF OUTSTANDING SHARES.

            (a)   Repurchase of Outstanding Shares Upon a Repurchase Event.

      (i) For a period of 90 days after the occurrence of a Repurchase Event, the Company shall have the right but not the obligation to purchase all or any portion of the outstanding Stockholder Shares (the "REPURCHASE SHARES") held by the applicable Management Stockholder and his or her transferees pursuant to Section l(d) (collectively, the "SELLING GROUP") pursuant to the terms of this Section 4.

      (ii) During such 90 day period, the Company may elect to purchase any or all of the Repurchase Shares by providing written notice of such election (the "REPURCHASE NOTICE") to the Selling Group, which notice shall include the number of Repurchase Shares held by the Selling Group that the Company intends to repurchase and a determination of the Fair Market Value of the Repurchase Shares as of the date of that the Repurchase Notice is delivered; provided, however, that in the event that the Company is not able to purchase any or all of the Repurchase Shares in the fiscal year in which the Repurchase Notice is delivered due to the restrictions set forth in
            Section 4(c), below, then the Fair Market Value of the Repurchase Shares shall be determined as of each date that such shares are actually purchased pursuant to Section 4(c). Unless otherwise provided in an employment agreement between the Company and the applicable Management Stockholder, in the event of a Repurchase Event caused by the termination of such Management Stockholder for Cause, the Repurchase Shares may be purchased at a price equal to the lower of the Original Cost thereof and the Fair Market Value. For all other Repurchase Events, the purchase price shall be the Fair Market Value at the time such shares are actually purchased. For purposes of this Section 4(a), if a Repurchase Event for Fair Market Value occurs within 90 days prior to a Public Offering or a Sale of the Company, the Company shall pay to the Selling Group the excess, if any, of (a) either, (i) in the case of a Sale of the Company, the amount the Repurchase Shares would have otherwise been entitled to receive in such Sale of the Company or (ii) in the case of a Public Offering, the price per share to the Public multiplied by the number of Repurchase Shares, less (b) the amount paid by the Company for such Repurchase Shares.

      (iii) The number of Repurchase Shares to be purchased by the Company shall first be satisfied to the extent possible from the Repurchase Shares held by the Management Stockholder at the time of transmittal by the Company of the Repurchase Notice. If the number of Repurchase Shares then held by the Management Stockholder is less than the total number of Repurchase Shares the Company has elected to purchase, the Company shall purchase the remaining Repurchase Shares elected to be purchased from the other members of the Selling Group pro rata (determined as nearly as practicable to the nearest share) according to the number of Repurchase Shares held by such other members of the Selling Group at the time of transmittal of the Repurchase Notice.

            (b) Repurchase Upon Death of Management Stockholder. In the event of the death of any Management Stockholder (including a death that occurs while the Management Stockholder is employed or retained by the Company or an Affiliate thereof) (a "DECEDENT"), the provisions of Section 4(a) shall apply as if a Repurchase Event had occurred, provided, however, that (i) the Repurchase Notice required to be delivered by the Company to the Selling Group shall be delivered to the personal representative of the Decedent promptly after being appointed as such, (ii) the Management Stockholder, for purposes of Section 4(a), shall be the Decedent's personal representative and (iii) the Selling Group shall include the Decedent and his transferees pursuant to Section 1(d). The Company may, at its option, maintain life insurance on the life of any Management Stockholder for the purpose of financing the acquisition of all or a portion of the Stockholder Shares being repurchased from such Management Stockholder pursuant to this Section 4(b). The proceeds of any such life insurance (the "LIFE INSURANCE PROCEEDS") shall be payable to the Company. Each Management Stockholder agrees to reasonably cooperate with the Company in connection with obtaining any such life insurance.

            (c) Payment of Purchase Price. Subject to the restrictions contained in the Company's and its subsidiaries' debt and equity financing documents and applicable law, the Company shall pay the purchase price pursuant to Section 4(a) or (b) (the "PURCHASE PRICE") in cash, up to an aggregate of $500,000 per fiscal year. In addition, if necessary, the Company shall use its commercially reasonable efforts to cause additional amounts of cash to be available to fund any additional Purchase Price payable in any such fiscal year. To the extent the Purchase Price is not paid in its entirety in the fiscal year in which the applicable Repurchase Notice is delivered, within 30 days following the beginning of each of the succeeding fiscal years any remaining portion of the Purchase Price (as calculated in accordance with Section 4(a)(ii)) shall be paid to the extent of cash available for such payments pursuant to the first two sentences of this Section 4(c); provided, however, that all payments under this
Section 4 shall be made in order of priority based upon the date on which the applicable Repurchase Notice was delivered.

            (d) Restrictions on Repurchases. Anything contained in this Agreement to the contrary notwithstanding, (i) all repurchases of outstanding Stockholder Shares by the Company pursuant to this Section 4 shall be subject to applicable restrictions contained in federal law and the law of any other applicable jurisdiction and in the Company's debt and equity financing agreements and (ii) if any such restrictions prohibit or otherwise delay the repurchase of the Repurchase Shares or any payment of money in connection therewith pursuant to this Section 4 which the Company is otherwise entitled or required to make, the Company may make such repurchases or such payments as soon as it is permitted to do so without violating such restrictions.

            (e) Options. In the event that following a Repurchase Event a Management Stockholder continues to hold stock options or other securities convertible into Shares that remain exercisable by their terms, then the restrictions on Transfer contained in Section 1 and Section 2 shall continue to apply to any Stockholder Shares thereafter issued upon exercise of such stock options or other securities, and the Company shall have a continuing right to repurchase in accordance with this Section 4 any Shares thereafter issued as if a Repurchase Event occurred on the date such Shares were issued under such stock options or other securities.

            (f) Mandatory Repurchase. If either a Public Offering or a Sale of the Company has not occurred within ten years after a Repurchase Event for any Management Stockholder, the Company shall, at the option of the Management Stockholder (or the personal representative of any Decedent) and within 90 days following such ten year period, purchase for cash all of the outstanding Stockholder Shares then held by the applicable Management Stockholder and his or her Selling Group. The purchase price for such Stockholder Shares shall be the Fair Market Value at the time of such purchase.

            (g) Consents and Approvals. In the event that Stockholder Shares are repurchased pursuant to this Section 4, the Selling Group and the purchasers thereof and their respective successors, assigns and representatives shall use commercially reasonable efforts to assist the Company to obtain, at the sole cost and expense of the Company, all required third-party, governmental and regulatory consents and approvals (including, without limitation, any actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and shall use commercially reasonable efforts to facilitate consummation of such repurchase in a timely manner.

            (h) Exclusions from Repurchase Right. For purposes of this Section 4, the term "Management Stockholder" shall not be deemed to include either Carl Paul or Frank Paul or, with respect only to Shares transferred to them, directly or indirectly, from Carl Paul or Frank Paul, any member of their Family Groups (collectively, the "PAULS").

      SECTION 5.  REGISTRATION RIGHTS.

            (a) Registration of Investor's Shares. If at any time after the execution of this Agreement and at such time or times as the Investor shall in writing state that it desires to sell Stockholder Shares in the public securities markets and requests the Company to effect the registration under the Securities Act of such Stockholder Shares, the Company shall promptly use its reasonable best efforts to effect the registration under the Securities Act and any other applicable securities laws (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "blue sky" or state securities laws, if any, and appropriate compliance with applicable regulations issued under the Securities Act) of the Stockholder Shares which the Company has been so requested to register.

            (b) Piggyback Registration. If (x) the Company at any time (or from time-to-time) proposes for any reason to register Shares under the Securities Act (other than pursuant to an initial Public Offering or a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) whether for its own account (the "COMPANY SHARES") or the account of any other Stockholder or (y) the Investor at any time exercises the rights granted to it pursuant to Section 5(a) to have the Company register Shares held by the Investor (the "INVESTOR SHARES"), the Company shall give written notice to all Stockholders of its intention to so register such Shares at least 30 days before the initial filing of such registration statement, and upon the written request by any Stockholder, delivered to the Company within 20 days after delivery of any such notice by the Company (which request shall specify the number of Shares proposed to be included in such registration and shall state that such Stockholder desires to sell such Shares in the public securities markets), the Company shall use its reasonable best efforts to cause all such Shares to be included in such registration on the same terms and conditions as the Shares otherwise being sold in such registration. The number of requests permitted by the Stockholders pursuant to this Section 5(b) shall be unlimited. Notwithstanding anything in this Section 5(b) to the contrary, if the managing underwriter advises the Company that the inclusion of some or all of the Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Company Shares or the Investor Shares, as applicable, to be registered by the Company, then:

      (i) with respect to a registration initiated pursuant to clause (x) of the first sentence of Section 5(b) the number of Company Shares, Investor Shares and Shares held by Management Stockholders to be included in any such registration shall be included in the following order:

                  (A) first, the Company Shares;

                  (B) second, the Investor Shares; and

                  (C) third, on a pro-rata basis based on each applicable
            Management Stockholder's respective percentage ownership of the Company on a Fully Diluted Basis, the Shares requested by each such Management Stockholder to be included in such registration; and

      (ii) with respect to a registration initiated pursuant to clause (y) of the first sentence of Section 5(b), the number of Investor Shares and Shares held by Management Stockholders to be included in any such registration shall be included in the following order:

                  (A) first, the Investor Shares; and

                  (B) second, on a pro-rata basis based on each applicable
            Management Stockholder's respective percentage ownership of the Company on a Fully Diluted Basis, the Shares requested by each such Management Stockholder to be included in such registration.

            (c) Registrations on Form S-3. At such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Investor and the Pauls shall each have the right to request in writing that the Company effect registration of such Person's Shares on Form S-3 or such successor form (including pursuant to an "Evergreen" shelf registration pursuant to Rule 415), which request or requests shall (i) specify the number of Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Shares. The number of requests permitted pursuant to this Section 5(c) shall be unlimited; provided, however, that no such request may be made by any Stockholder more than once in any six month period and any such request must be for a number of Stockholder Shares with an aggregate market value of not less than $1,000,000.

            (d)   Holdback Agreement.

      (i) If the Company at any time shall register Shares under the Securities Act (including any registration pursuant to this Section 5) for sale to the public, the

            Investor and the Management Stockholders shall not sell publicly, make any short sale of, grant any option for the public purchase of, or otherwise dispose publicly of, any Stockholder Shares (other than those Shares included in such registration pursuant to this Section
            5) without the prior written consent of the Company, for a period as shall be determined by the relevant managing underwriters, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement and all Stockholders shall be treated the same; provided, however, that other than with respect to the Company's initial Public Offering of Common Stock, the Company shall not require the Investor or any Management Stockholder to comply, and the Investor and such Management Stockholder shall not be required to comply, with the provisions of this Section 5(d) if the managing underwriter does not request the Investor or such Management Stockholders to be subject to the provisions of this Section 5(d); provided, further, however, that the Company shall use commercially reasonable efforts to request that the managing underwriters do not require the Investor and such Management Stockholder to be subject to the provisions of this
            Section 5(d), and to minimize the amount of time in which the Investor and the Management Stockholders may be subject to the provisions of this Section 5(d) for public offerings of Common Stock other than the Company's initial Public Offering of Common Stock. The Company shall use its commercially reasonable best efforts to obtain the agreement of any Person permitted to sell shares of stock in a registration to be bound by and to comply with this Section 5(d) as if such Person were the Investor or a Management Stockholder hereunder. Any release by the Company or an underwriter of Investor from the above restrictions shall have no effect unless the Pauls are also released from such restrictions to the same extent.

      (ii) The Company may impose stop-transfer instructions with respect to the Stockholder Shares of the Investor and each Management Stockholder (and the securities of every other Person subject to the restrictions set forth in Section 5(d)(i)) until the end of such period.

            (e) Cooperation. In the event that a majority of the Board and the Investor approve a Public Offering, the Stockholders will provide all reasonably requested cooperation in connection with the consummation of such Public Offering. The Company shall cooperate in any Public Offering including participating in customary roadshows and conference calls, participating in the preparation of the registration statement, providing any underwriter and any selling stockholder and their counsel with access to the agreements and information regarding the Company customarily provided in connection with a Public Offering.

            (f) Expenses. All expenses (other than underwriting discounts and commissions relating to the Shares, as provided in the last sentence of this
Section 5(f)) incurred by the Company in complying with this Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and reasonable fees and expenses of the Stockholders in providing the cooperation requested by the Board under Section 5(e), including but not limited to, the fees and expenses of one counsel to the Stockholders (the "REGISTRATION EXPENSES"), shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Shares shall be borne by the Stockholder selling such Stockholder Shares.

            (g)   Indemnification.

      (i) In connection with any registration of any Stockholder Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each holder of Stockholder Shares, its partners, members, directors, officers and Affiliates, and each underwriter, broker or any other Person acting on behalf of the holders of Stockholder Shares and each other Person, if any, who controls any of the foregoing Persons (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Stockholder Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Stockholder Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Stockholder Shares, such underwriter, such broker and such other Person acting on behalf of the holders of Stockholder Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Stockholder Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Stockholder Shares or their counsel or underwriter specifically for use in the preparation thereof and the Company did not know at the time, or could not have known after making due inquiry and exercising due diligence which a prudent businessperson should have made or exercised, that such written information contained such untrue statement or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact.

      (ii) In connection with any registration of Stockholder Shares under the Securities Act pursuant to this Agreement, each holder of Stockholder Shares shall severally, and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5(g)) the Company, each director of the Company, and each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Stockholder Shares and each Person who controls any of the foregoing Persons (within the meaning of the Securities Act) with respect to any untrue statement or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Stockholder Shares if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Stockholder Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document and the Company did not know at the time, or could not have known after making due inquiry and exercising due diligence which a prudent businessperson should have made or exercised, that such written information contained such untrue statement or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by such holder of Stockholder Shares from the sale of Stockholder Shares effected pursuant to such registration.

      (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5(g) such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 5(g), except to the extent the indemnifying person is materially prejudiced thereby by the delay. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the claim seeks only an injunction or other equitable relief or if separate legal counsel is reasonably required due to conflicts relating to one or more material legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5(g), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5(g). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel in any jurisdiction with respect to such claim.

      (iv) If the indemnification provided for in this Section 5(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount to be paid or payable by a party as a result of the this Section 5(g)(iv) shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, however, that the sum of (A) the amount to be contributed by any holder of Stockholder Shares pursuant to this Section 5(g)(iv) and (B) the amount to be indemnified by any holder of Stockholder Shares pursuant to Section 5(g)(ii) shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Person in the offering. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person to the extent such claim sought to be indemnified hereunder relates exclusively to such fraudulent misrepresentation.

            (h) Underwriting Agreement. No holder of Stockholder Shares may participate in any underwritten registration hereunder unless such holder (x) agrees to sell such holder's securities on the basis provided in any underwriting arrangements and (y) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably and customarily required for such a holder under the terms of such underwriting arrangements. Any Stockholder may withdraw from any registration statement or any underwriting until the underwriting agreement is signed, subject to the provisions of Section 5(f) above.

            (i) Exchange Act Compliance. From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall use its reasonable best efforts to comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to the Company) and shall use its reasonable best efforts to comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Investor in supplying such information as may be necessary for the Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

            (j) Registration Procedures. Whenever registration of Shares has been requested pursuant to Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Shares in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

      (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Shares in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Holders holding a majority of the Shares being registered in such registration ("HOLDERS' COUNSEL") with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Shares of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

      (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Shares covered by such Registration Statement have been sold; provided, that if the Stockholders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Shares covered by such Registration Statement have been sold (up to a maximum of 12 months) and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

      (iii) furnish to each seller of Shares, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

      (iv) register or qualify such Shares under such other securities or "blue sky" laws of such jurisdictions as any seller of Shares may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Shares are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(j)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

      (v) notify each seller of Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Shares a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (vi) enter into and perform customary agreements (including an underwriting agreement in customary form with such underwriter, if any, selected as provided in Section 5) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Shares, including causing its officers to participate in "road shows" and other information meetings organized by such underwriter;

      (vii) make available at reasonable times for inspection by any seller of Shares, any managing underwriter participating in any disposition of such Shares pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all pertinent financial and other pertinent records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or
             (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Shares agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

      (viii) if such sale is pursuant to an underwritten offering, obtain "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

      (ix) furnish, at the request of any seller of Shares on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

      (x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

      (xi) cause all such Shares to be listed on each securities exchange (including The NASDAQ Stock Market) on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

      (xii) keep Holders' Counsel advised as to the initiation and progress of any registration under Section 5 hereunder;

      (xiii) cooperate with each seller of Shares and each underwriter participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with the applicable national securities exchange; and

      (xiv) take all other steps reasonably necessary to effect the registration of the Shares contemplated hereby.

      SECTION 6.  PREEMPTIVE RIGHTS.

            (a) If the Company authorizes the issuance and sale of any New Shares (including, without limitation, convertible debt), the Company shall first offer to sell to the Investor and the Pauls (each, an "ELIGIBLE STOCKHOLDER" and collectively, the "ELIGIBLE STOCKHOLDERS") a portion of such New Shares equal to the percentage determined by dividing (1) the number of Stockholder Shares held by such Eligible Stockholder immediately prior to such proposed issuance, by (2) the number of Shares deemed outstanding immediately prior to such proposed issuance, on a Fully-Diluted Basis, and held by all such Eligible Stockholders. Each Eligible Stockholder shall be entitled to purchase a portion of such New Shares at the same price and on the same terms as such New Shares are to be offered. In the event an Eligible Stockholder elects not to exercise or to exercise only a portion of its rights granted under this Section 6(a), the other Eligible Stockholders shall be entitled to purchase (in addition to the New Shares such electing Eligible Stockholders are otherwise entitled to purchase pursuant to this Section 6(a)) the securities offered to such non-electing Eligible Stockholder on a pro rata basis based on each such electing Eligible Stockholder's percentage ownership of the Company on a Fully Diluted Basis.

            (b) Each Eligible Stockholder must elect to exercise its purchase rights hereunder within 30 days after receipt of written notice from the Company describing in reasonable detail the New Shares being offered, the purchase price thereof (if known), the payment terms and such holder's percentage allotment.

            (c) During the 90 days following the expiration of the 30-day offering period described above, the Company shall be free to sell such New Shares that the Eligible Stockholders have not elected to purchase, on terms and conditions no more favorable to the purchasers thereof than those offered to such Eligible Stockholders. Any New Shares offered or sold by the Company after such 90-day period must be reoffered to the Eligible Stockholders pursuant to the terms of this Section 6.

            (d) The provisions of this Section 6 shall not apply to Excluded Securities.

      SECTION 7.  ELECTION OF DIRECTORS.

            (a) Each Stockholder hereby covenants and agrees that for so long as the Investor holds more than 25% of the voting capital stock of the Company, at each annual meeting of the Stockholders of the Company, and at each special meeting of the Stockholders of the Company called for the purpose of electing directors of the Company, and at any time at which holders of any Stockholder Shares shall have the right to vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Investor shall be entitled to nominate all of the directors of the Company, other than the director nominated pursuant to Sections 7(b) (each an "INVESTOR DIRECTOR"). In furtherance of the foregoing, the number of directors nominated by the Investor pursuant to this paragraph (a) shall in all events exceed a majority of the Board. Each Stockholder shall so vote all of the Stockholder Shares owned by it, or consent in writing with respect to such Stockholder Shares, to cause the election of each Investor Director to the Board. In the event that any vacancy in the Board is created by the removal, resignation or death of an Investor Director, the Investor shall be entitled to appoint, and each Stockholder hereby covenants and agrees to vote all of its Stockholder Shares owned by it, or consent in writing with respect to such Stockholder Shares to so appoint, such Investor Director's successor. The initial Board shall be comprised of seven directors. The number of directors constituting the Board, and the number of Investor Directors, may be increased or decreased (but not below five members) at any time at the sole discretion of the Investor.

            (b) Each Stockholder hereby covenants and agrees that, for so long as the Pauls hold more than 50% of the Common Stock issued to them at the Closing (as defined in the Merger Agreement), at each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders of the Company called for the purpose of electing directors of the Company, and at any time at which holders of any Stockholder Shares shall have the right to vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Pauls shall be entitled to nominate either Carl Paul or Frank Paul or any natural person who is a member of their Family Group to the Board and each Stockholder shall so vote all of the Stockholder Shares owned by it, or consent in writing with respect to such Stockholder Shares, to cause the election of such director to the Board. In the event that any vacancy in the Board is created by the removal, resignation or death of such director, the Pauls shall be entitled to appoint, and each Stockholder hereby covenants and agrees to vote all of its Stockholder Shares owned by it, or consent in writing with respect to such Stockholder Shares to so appoint, such director's successor; provided, however, that such director's successor shall be either Carl Paul or Frank Paul or any natural person who is a member of their Family Group. In addition, for so long as the Pauls hold more than 50% of the Common Stock issued to them at the Closing, the Pauls shall have the right to designate one additional person to attend each meeting of the

Board as an observer and such observer shall be furnished a copy of the minutes and other records of all meetings and other actions taken by the Board and its committees and all written material given to directors in connection with such meeting at the same time as such materials and information are given to the directors; provided, however, that such observer shall be either Carl Paul or Frank Paul or any natural person who is a member of their Family Group.

            (c) The Company shall reimburse each director of the Company, or his or her designee, for all reasonable travel and accommodation expenses incurred by such director in connection with the performance of his or her duties as a director. The Company shall, and each Stockholder shall use reasonable commercial efforts to cause the Board to cause the Company to, maintain a directors' liability insurance policy that is reasonably acceptable to the Investor.

      SECTION 8.  JOINDER; ADDITIONAL SHARES.

            (a) Any transferee of Stockholder Shares from a Management Stockholder (other than a transferee in a Public Sale) shall, as a condition to such Transfer, become an additional Management Stockholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Management Stockholder, such transferee shall execute and deliver to the Company a Management Stockholder Joinder. In the event of such Transfer, the term "Management Stockholder" shall refer to the Management Stockholders and such transferees collectively.

            (b) Any transferee of Stockholder Shares from the Investor (other than a transferee in a Public Sale) shall, as a condition to such Transfer, become an additional Investor for all purposes of this Agreement, and such Stockholder Shares shall be deemed to be owned by the Investor for purposes of this Agreement (except with respect to Section 7) and such transferee shall execute and deliver to the Company an Investor Joinder. Any such transferee shall be entitled to the rights, privileges, and obligations of the Investor pursuant to this Agreement, or such lessor rights and privileges as determined by the Investor and such transferees as set forth in an agreement or instrument executed in connection with such Transfer. In the event of such Transfer, the term "Investor" shall refer to the Investor and such transferees collectively.

            (c) Any Transfer of Stockholder Shares to a transferee not contemplated in paragraph (a) above (other than a Public Sale) shall, as a condition to such Transfer, become an additional Stockholder for purposes of this Agreement and execute a joinder to become a party hereto with the same (or fewer) rights and the same obligations as such transferor.

            (d) In the event additional Shares are issued by the Company to any Person at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Shares, such additional Shares shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

            (e) In the event Shares are issued by the Company to any employee of the Company or to any member of such employee's Family Group at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of securities of the

Company convertible into or exercisable or exchangeable for Shares, such employee or member of the Family Group thereof, as a condition to receiving such Shares, shall agree to execute and deliver to the Company the Management Stockholder Joinder and to be deemed a Management Stockholder hereunder and agree that such Shares will be subject to the terms and provisions of this Agreement applicable to Shares held by Management Stockholders.

            (f) No transferee of Stockholder Shares pursuant to a Public Sale shall become a party to this Agreement, nor shall such transferee have any rights or be subject to any obligations under this Agreement, by reason of such transferee's acquisition of such Stockholder Shares.

      SECTION 9.  CLOSING OF TRANSFERS.

            Sales of Stockholder Shares by any Stockholder to the Company or to any other Stockholder or Stockholders under the terms of this Agreement shall be made at the offices of the Company on a Business Day selected by the purchaser and the seller (subject to the provisions above with respect to closings of Transfers under Section 4). Delivery of certificates or other instruments evidencing such Stockholder Shares duly endorsed for transfer, and free and clear of any liens, claims or encumbrances other than this Agreement and restrictions imposed by federal or state securities laws, shall be made on such date against payment of the purchase price therefor.

      SECTION 10. CONSENT OF SPOUSES.

            If requested by the Company, each Stockholder who is an individual shall cause his or her spouse, as applicable, to execute and deliver a separate consent and agreement in form and substance reasonably acceptable to the Company (a "SPOUSAL CONSENT"). The signature of a spouse on a Spousal Consent shall not be construed as making such spouse an owner of Stockholder Shares or a party to this Agreement except as may otherwise be set forth in such consent. Each Stockholder who is an individual will certify his or her marital status to the Company at the Company's request.

      SECTION 11. NO CONFLICTING AGREEMENTS.

            No Stockholder shall enter into any agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner that is inconsistent with this Agreement.

      SECTION 12. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 13. TERMINATION.

            (a) The provisions of this Agreement specified below shall terminate and, except as otherwise expressly provided herein, shall be of no further force or effect and shall not be binding upon any party hereto, at the times specified below:

      (i) all provisions of this Agreement, other than Section 5 and Section 14, shall terminate upon a Sale of the Company (provided, that Section 5 shall terminate with respect to any Stockholder to the extent the consideration received in the Sale of the Company by such Stockholder consists solely of cash or Marketable Securities);

      (ii) all provisions of this Agreement shall terminate upon the first to occur of (A) the dissolution, liquidation or winding-up of the Company, (B) the approval of such termination by the Company, the Investor and the holders of more than 50% of the Shares held by the Management Stockholders and (C) twenty years following the date of the Agreement; and

      (iii) all provisions of this Agreement, other than Sections 5, 8, 9, 10, 11, 12, 13, and 14, shall terminate concurrently with a Public Offering.

            (b) As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as noted below or otherwise expressly provided herein, as of the date such Stockholder has transferred all such Stockholder's interest in the Company's securities and the transferee(s) of such securities, if required by this Agreement, shall have become a party hereto; provided, however, that no such termination shall be effective if such Stockholder is in breach of this Agreement.

      SECTION 14. GENERAL PROVISIONS.

            (a) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by (i) the Company, (ii) the Investor and (iii) a majority in interest of the Management Stockholders. Subject to the foregoing, the consent of the Management Stockholders shall not be required to modify, amend, or waive any portion of this Agreement if such modification, amendment, or waiver does not adversely affect the rights or obligations of the Management Stockholders contained in this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            (c) Entire Agreement. Except as otherwise expressly set forth herein, this document and the documents and agreements referenced herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted successors, assigns, representatives, heirs and estate of each of them, so long as they hold Stockholder Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right of employment in favor of any Person by the Company or any of its subsidiaries. This Agreement is not intended to create any third party beneficiaries, except with respect to the rights of the parties indemnified pursuant to Section 5(g) hereof.

            (e) Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

            (f) Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            (g) Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, transmitted via facsimile (transmission confirmed), mailed first class mail (postage prepaid) or sent by a reputable overnight courier service (charges prepaid) to the Company at the address set forth below (with a copy to the Company's advisers and counsel at the addresses set forth below) and to any Stockholder at the address indicated on Annex II attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five Business Days after deposit in the U. S. mail and one Business Day after deposit with a reputable overnight courier service.

            The Company's address is:

                  Golfsmith International Holdings, Inc.
                  c/o First Atlantic Capital, Ltd.
                  135 E. 57th Street
                  29th Floor
                  New York, New York 10022
                  Attention:  Noel Wilens
                  Telephone:  (212) 207-0300
                  Facsimile:  (212) 750-0954; and

                  King & Spalding
                  1185 Avenue of the Americas
                  New York, New York  10036
                  Attention:  Lawrence G. Graev, Esq.
                              Mark E. Thompson, Esq.
                  Telephone:  (212) 556-2100
                  Facsimile:  (212) 556-2222

            (h) Governing Law. This agreement will be governed by and construed in accordance with the laws of the state of Delaware (except to the extent such matters are governed by the Delaware general corporation law), without giving effect to any choice of law or conflicting provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of Delaware to be applied. In furtherance of the foregoing, the internal law of the state of Delaware will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            (i) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement.

            (j)   Jurisdiction and Venue.

      (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the nonexclusive jurisdiction of any Delaware state court or federal court of the United States of America sitting in New Castle
            County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in New Castle County. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (iii) The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

            (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (l) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (m) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.



                                    By:       /s/     NOEL E. WILENS
                                       -------------------------------------
                                       Name:  Noel E. Wilens
                                       Title: Vice President




                                    ATLANTIC EQUITY PARTNERS III, L. P.

                                    By:  Atlantic Equity Associates III, L.P.,
                                         its General Partner

                                    By:  Atlantic Equity Associates III, LLC,
                                         its General Partner

                                    By:  Buaron Capital Corporation III, LLC,
                                         its Managing Member

                                    By:      /s/     ROBERTO BUARON
                                       -------------------------------------
                                       Name: Roberto Buaron
                                       Title: President


                                      S-1               Stockholders Agreement

                                    MANAGEMENT STOCKHOLDERS

                                             /s/     CARL PAUL
                                    -----------------------------------------
                                    Name: Carl Paul


                                             /s/     FRANK PAUL
                                    -----------------------------------------
                                    Name: Frank Paul


                                             /s/     MARK OSBORN
                                    -----------------------------------------
                                    Name:  Mark Osborn


                                             /s/     JIM THOMPSON
                                    -----------------------------------------
                                    Name:  Jim Thompson


                                             /s/     CURT YOUNG
                                    -----------------------------------------
                                    Name:  Curt Young


                                             /s/     KEN BRUGH
                                    -----------------------------------------
                                    Name:  Ken Brugh


                                             /s/     BARRY RINKE
                                    -----------------------------------------
                                    Name:  Barry Rinke


                                             /s/     SCOTT REDDING
                                    -----------------------------------------
                                    Name:  Scott Redding


                                             /s/     VIRGINIA BUNTE
                                    -----------------------------------------
                                    Name:  Virginia Bunte


                                      S-2               Stockholders Agreement

                                             /s/     FRED QUANDT
                                    -----------------------------------------
                                    Name:  Fred Quandt


                                             /s/     JEFF ACHILLES
                                    -----------------------------------------
                                    Name:  Jeff Achilles


                                             /s/     JEFF SHEETS
                                    -----------------------------------------
                                    Name:  Jeff Sheets


                                             /s/     LOU ACOSTA
                                    -----------------------------------------
                                    Name:  Lou Acosta


                                             /s/     JAN PETTY
                                    -----------------------------------------
                                    Name:  Jan Petty


                                             /s/     CHAD HAYES
                                    -----------------------------------------
                                    Name:  Chad Hayes


                                             /s/     DARRON L. MAULDIN
                                    -----------------------------------------
                                    Name:  Darron Mauldin


                                             /s/     MISSY DOUTHIT
                                    -----------------------------------------
                                    Name:  Missy Douthit


                                             /s/     RON PARTRIDGE
                                    -----------------------------------------
                                    Name:  Ron Partridge


                                             /s/     SRINIVAS MULPURI
                                    -----------------------------------------
                                    Name:  Srinivas Mulpuri


                                      S-3               Stockholders Agreement

                                             /s/     CHRIS MILLER
                                    -----------------------------------------
                                    Name:  Chris G. Miller


                                             /s/     ROMI BODIN
                                    -----------------------------------------
                                    Name:  Romi Bodin


                                             /s/     TAMMY GREEN
                                    -----------------------------------------
                                    Name:  Tammy Green


                                             /s/     ART DOTY
                                    -----------------------------------------
                                    Name:  Art Doty


                                             /s/     DANIEL STEVENS
                                    -----------------------------------------
                                    Name:  Daniel Stevens


                                      S-4               Stockholders Agreement

                                                                         ANNEX I

                                   DEFINITIONS

            "AFFILIATE" means, with respect to any Person, (a) for purposes of an individual, a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (b) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "CONTROL" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "APPROVED SALE" has the meaning set forth in Section 3(a).

            "BOARD" has the meaning set forth in the Preamble.

            "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York, New York are authorized by law or other governmental action to be closed.

            "CAUSE" (i) with respect to a Management Stockholder that is a party to an employment agreement with the Company or any Affiliate of the Company, shall have the meaning ascribed to it or as intended in such employment agreement and (ii) with respect to a Management Stockholder that is not a party to an employment agreement, shall mean:

            (a) such Management Stockholder's (i) fraud, (ii) embezzlement, or
      (iii) misappropriation of funds, in each case involving or against the Company or any of its subsidiaries or affiliates,

            (b) such Management Stockholder's indictment for or conviction for any felony or any crime which involves dishonesty or a breach of trust,

            (c) such Management Stockholder's gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates which causes material detriment to the Company or any of its subsidiaries, including any violation of the United States' Foreign Corrupt Practices Act of 1977, as amended,

            (d) the debarment of such Management Stockholder from engaging in contracting or sub-contracting activities with the United States Government if such debarment is the result of a final determination by an agency of such government that such Management Stockholder knowingly acted in a manner justifying such debarment,

            (e) such Management Stockholder commits a material violation of the Company's code of ethics, or any similar statement or policy setting forth reasonable standards for employee conduct of which such Management Stockholder had prior notice, which the Board reasonably determines makes him or her no longer able or fit to fulfill his or her responsibilities as a management employee of the Company,

            (f) such Management Stockholder, after fair and reasonable notice from the Board of Directors, fails to fulfill his or her responsibilities as a management employee and such failure is not cured within 30 days after written notice thereof is given to the Management Stockholder by the Board,

            (g) such Management Stockholder engages in any material breach of the terms of his or her employment and such breach is not cured within 30 days after written notice thereof is given to the Management Stockholder by the Company, or

            (h) such Management Stockholder is censured by any agency of the United States Government or fails to satisfy any requirement of any agency of the United States Government which the Board reasonably determines has a material and adverse effect on his or her ability to fulfill his or her responsibilities as a management employee of the Company.

            "COMMON STOCK" means shares of the Company's common stock, $.001 par value per share.

            "COMPANY" has the meaning set forth in the Caption.

            "COMPANY SHARES" has the means set forth in Section 5(b).

            "COMPETITOR" means any Person that owns and operates any business that directly competes with the primary business of the Company or any of the Company's direct or indirect subsidiaries. Any member of any Person's Family Group or Group shall be deemed to be a Competitor if such Person would be a Competitor pursuant to the preceding sentence.

            "DECEDENT" has the meaning set forth in Section 4(b).

            "ELIGIBLE STOCKHOLDER(S)" has the meaning set forth in Section 6(a).

            "EQUIVALENT NONVOTING SECURITY" means, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by applicable law or with respect to any amendment or repeal of any provision of the organizational documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security and (b) the equivalent security shall be convertible in a one-to-one ratio into the first security.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

            "EXCLUDED SECURITIES" means (A) Shares or other securities issued in connection with a pro rata stock dividend, stock split or recapitalization, (B) Shares or other securities or options to acquire Shares or other securities of the Company issued to employees, directors of the Company or direct or indirect subsidiaries of the Company, (C) Shares or other securities issued upon the conversion or exercise of any option or warrant to acquire Shares or other Share equivalents, (D) Shares or other securities issued in an initial Public Offering, (E) Shares issued in connection with an "equity kicker," which are issued to one or more independent financial institutions or investment banks which are not Affiliates of the Company or the Investor in connection with issuances of subordinated debt or preferred stock to such third party for the purpose of an acquisition or in connection with issuances of senior debt, and (F) Shares or other securities issued to Persons in connection with the acquisition of a business or part thereof in which such Persons own equity (whether by purchase of capital stock, merger, assets or otherwise).

            "EXEMPT TRANSFER" has the meaning set forth in Section l(a)(i).

            "FAIR MARKET VALUE" of a Share (or any security or other debt or equity instrument convertible into or exercisable for a Share) means that value (on a Fully-Diluted Basis) that the Board determines in good faith through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If a Management Stockholder, acting in good faith, disagrees with the Fair Market Value determination by the Board, within 10 business days following the delivery of notice of such Fair Market Value to the such Management Stockholder, such Management Stockholder may request that the Fair Market Value be determined by an independent valuation firm. Such independent valuation firm shall be chosen jointly by the Company and the Management Stockholder, each in their reasonable determination. The determination of the Fair Market Value by such independent valuation firm shall be the final Fair Market Value. If the final Fair Market Value as determined by the independent valuation firm is more than 110% of the Fair Market Value determined by the Board, the Company shall pay the fees and expenses of such independent valuation firm. If the final Fair Market Value as determined by the independent valuation firm is less than or equal to 110% of the Fair Market Value determined by the Board, the Management Stockholder shall pay the fees and expenses of such independent valuation firm.

            "FAMILY GROUP" means an individual's descendants (whether natural or adopted), such individual's spouse, such individual's spouse's descendants (whether natural or adopted), any trust, limited partnership, limited liability company or other entity established for the benefit of any of the foregoing persons (whether natural or adopted) for estate planning purposes.

            "FULLY-DILUTED BASIS" means in the case of any calculation of the number of Shares deemed outstanding, that effect is given to (A) all Shares outstanding at the time of determination, (B) all Shares issuable upon the exercise of any option, warrant or other right outstanding at the time of determination and (C) all Shares issuable upon the exercise of any conversion or exchange right contained in any security outstanding at the time of determination that is convertible into or exchangeable for Shares.

            "GOLFSMITH" has the meaning set forth in the Preamble.

            "GROUP" means:

            (i) in the case of any Stockholder that is a partnership, (A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership;

            (ii) in the case of any Stockholder that is a corporation, (A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation; and

            (iii) in the case of any Stockholder that is a limited liability company, (A) such limited liability company and any of its members, (B) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such limited liability company.

            "HOLDERS' COUNSEL" has the meaning set forth in Section 5(j).

            "INSPECTOR(S)" has the meaning set forth in Section 5(j).

            "INVESTOR" has the meaning set forth in the Caption.

            "INVESTOR DIRECTOR" has the meaning set forth in Section 7(a).

            "INVESTOR JOINDER" means a joinder agreement, substantially in the form of Exhibit B hereto, by which a Person becomes an additional Investor.

            "INVESTOR SALE NOTICE" has the meaning set forth in Section 1(c)(i).

            "INVESTOR SHARES" has the meaning set forth in Section 5(b).

            "LIFE INSURANCE PROCEEDS" has the meaning set forth in Section 4(b).

            "MANAGEMENT STOCKHOLDER JOINDER" means a joinder agreement, substantially in the form of Exhibit A hereto, by which a Person becomes an additional Management Stockholder.

            "MANAGEMENT STOCKHOLDER OFFERED SHARES" has the meaning set forth in
Section 1(b)(i).

            "MANAGEMENT STOCKHOLDER SALE NOTICE" has the meaning set forth in
Section 1(b)(i).

            "MANAGEMENT STOCKHOLDERS" has the meaning set forth in the Caption.

            "MARKETABLE SECURITIES" means readily marketable securities registered under the Securities Act which are issued by a company whose stock is traded on the New York Stock Exchange, the American Stock Exchange or which is traded "over the counter" and for which quotations are published by the National Association of Securities Dealers Automated Quotation System and has a market value equal to at least $250,000,000.

            "MERGER" has the meaning set forth in the Preamble.

            "MERGER AGREEMENT" has the meaning set forth in the Preamble.

            "NEW SHARES" means any Shares or other equity securities issued by the Company or any other securities or units convertible into or exercisable or exchangeable for Shares or other equity securities of the Company.

            "ORIGINAL COST" means the per share price paid by a Stockholder (which would include the value of the rollover units received in connection with the Merger in exchange for stock options), as adjusted for stock splits, reverse stock splits, stock combinations and similar events.

            "PAULS" has the meaning set forth in Section 4(h).

            "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the Securities Act, of the Company's Common Stock.

            "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or subsequent to the Company registering any stock under the Securities Act to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 adopted under the Securities Act or otherwise).

            "PURCHASE PRICE" has the meaning set forth in Section 4(c).

            "RECORDS" has the meaning set forth in Section 5(j).

            "REGISTRATION DATE" means the date upon which the registration statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

            "REGISTRATION EXPENSES" has the meaning set forth in Section 5(f).

            "REPURCHASE EVENT" means with respect to a Management Stockholder, the termination of the employer-employee relationship between the Company and each of its direct or indirect subsidiaries, on the one hand, and the Management Stockholder, on the other hand, for any reason whatsoever, other than death of such Management Stockholder.

            "REPURCHASE NOTICE" has the meaning set forth in Section 4(a)(ii).

            "REPURCHASE SHARES" has the meaning set forth in Section 4(a)(i).

            "RULE 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

            "SALE OF THE COMPANY" means the sale of the Company to one or more independent third parties which are not Affiliates of the Investor or the Company, pursuant to which such party or parties acquire (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of all of the capital stock of the Company (whether by merger, consolidation, tender offer or other business combination transaction) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "SECURITIES ACT" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

            "SELLING GROUP" has the meaning set forth in Section 4(a)(i).

            "SHARES" means shares of the Company's Common Stock.

            "SPOUSAL CONSENT" has the meaning set forth in Section 10.

            "STOCKHOLDER" has the meaning set forth in the Caption, and shall include all permitted successors or assigns of Stockholder Shares.

            "STOCKHOLDER SHARES" means (i) any Shares purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Shares referred to in clause (i) above, (iii) any options, units or other securities convertible into or exercisable or exchangeable for Shares or (iv) any Shares issued upon the conversion or exercise of any securities referred to in clause (iii). As to any particular Stockholder Shares, such Shares will cease to be Stockholder Shares when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (ii) sold to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act.

            "TAG-ALONG NOTICE" has the meaning set forth in Section 1(c)(i).

            "TAG-ALONG SHARES" has the meaning set forth in Section 1(c)(i).

            "TRANSFER" has the meaning set forth in Section 1(a)(i).

            "TRANSFERRING MANAGEMENT STOCKHOLDER" has the meaning set forth in Section l(b)(i).

                                                                        ANNEX II

                              SCHEDULE OF ADDRESSES

      NAME OF STOCKHOLDER              COPY OF NOTICE        STOCKHOLDER SHARES
      -------------------              --------------        ------------------




                                                                       EXHIBIT A

                         MANAGEMENT STOCKHOLDER JOINDER

            By execution of this Management Stockholder Joinder, the undersigned agrees to become a party to that certain Stockholders Agreement, dated as of ____________, 2002, as amended, among __________. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Management Stockholder.

Name:__________________________

Address for Notices:                     with copies to:
_______________________________          _______________________________
_______________________________          _______________________________
_______________________________          _______________________________
_______________________________          _______________________________

                                     Signature:_________________________

                                     Date:______________________________

                                                                       EXHIBIT B

                                INVESTOR JOINDER

            By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Stockholders Agreement, dated as of _________________, 2002, as amended, among __________. The undersigned shall have all the rights, and shall observe all the obligations, applicable to an Investor.

 Name:

Address for Notices:                     with copies to:
_______________________________          _______________________________
_______________________________          _______________________________
_______________________________          _______________________________
_______________________________          _______________________________


                                      Signature: _______________________

                                      Date:_____________________________


                                      B-1